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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" in Amendment 1 to the Registration Statement (No. 333-43619) on Form S-4 and related Prospectus of United Defense Industries, Inc. to be filed on or about February 5, 1998 for the offer to exchange 8 3/4% Senior Subordinated Notes due 2007 for all outstanding 8 3/4% Senior Subordinated Notes due 2007 and to our report dated January 15, 1997 with respect to the consolidated financial statements of United Defense, L.P., our report dated February 4, 1998 with respect to the balance sheet of United Defense Industries, Inc. (a wholly-owned subsidiary of Iron Horse Investors, L.L.C.), and our report dated February 4, 1998 with respect to the consolidated balance sheet of Iron Horse Investors, L.L.C.



                                          /S/ ERNST & YOUNG LLP



Washington, DC
February 5, 1998